1 CENTERPOINT ENERGY, INC. SHORT TERM INCENTIVE PLAN (As Amended and Restated Effective January 1, 2022) Second Amendment CenterPoint Energy, Inc., a Texas corporation (the "Company"), having reserved the right under Section 13 of the CenterPoint Energy, Inc. Short Term Incentive Plan, as amended and restated effective January 1, 2022, as amended thereafter (the "Plan"), to amend the Plan, does hereby amend the Plan, effective as of January 1, 2027, as follows: 1. The definition of “Compensation” in Section 2 of the Plan is hereby amended to read as follows: “Compensation: Compensation means the annualized base pay of the Participant as in effect on December 31 of the Plan Year with respect to which the Award is made (or, for purposes of Section 4(a) of the Plan, on the date of the Participant’s Retirement, death, or disability, as applicable), as determined under any reasonable method established by the Company, including any adjustments required under applicable labor law (such as overtime); provided, however, in the event a Participant’s annualized base pay is modified effective on or after April 1 of the Plan Year as a result of a promotion to a higher-level position or a demotion to a lower-level position, Compensation shall be determined by prorating the Participant’s annualized base pay as in effect (i) immediately prior to such promotion or demotion and (ii) on December 31 of the Plan Year (or, for purposes of Section 4(a) of the Plan, on the date of the Participant’s Retirement, death, or disability, as applicable), using any reasonable proration method determined by the Company. Notwithstanding the foregoing, any Participant covered by the terms of a collective bargaining agreement shall have his Compensation calculated in the manner consistent with the collective bargaining agreement, if applicable.” 2. The last sentence of Section 7 of the Plan is hereby amended to read as follows: “Unless otherwise specified in the Plan or by the Committee, the amount payable pursuant to an Award shall be based on a percentage of the Participant's Compensation for the Plan Year, subject to proration for any Participant who does not work the full Plan Year (e.g., new hires or Participants on unpaid leave of absence) or who experiences a promotion to a higher-level position or a demotion to a lower-level position on or after April 1 of the Plan Year, using any reasonable proration method determined by the Company.” 3. For the sake of clarity, the first sentence of Section 4(a)(i) of the Plan is hereby amended to read as follows: “If a Participant (A) was an Employee on January 2 of the Plan Year and (B) terminates during the Plan Year on his Retirement Date, then the Participant shall nonetheless receive payment of a prorated portion of his Award determined by multiplying (x) the Participant’s

2 target Award amount for the Plan Year, without regard to the achievement of the Performance Goals or the Participant’s individual performance, based on the Participant’s Compensation on his Retirement Date by (y) a fraction, the numerator of which is the number of days that the Participant participated in the Plan during the Plan Year through the Participant's Retirement Date, and the denominator of which is the total number of days in the Plan Year.” 4. For the sake of clarity, the first sentence of Section 4(a)(ii) of the Plan is hereby amended to read as follows: “If, during the Plan Year, a Participant dies or terminates employment under circumstances establishing eligibility for disability benefits under the Company's long-term disability plan, then the Participant shall nonetheless receive payment of a prorated portion of his Award determined by multiplying (A) the Participant’s target Award amount for the Plan Year, without regard to the achievement of the Performance Goals or the Participant’s individual performance, based on the Participant’s Compensation as of the date of his death or disability by (B) a fraction, the numerator of which is the number of days that the Participant participated in the Plan during the Plan Year through the date of the Participant’s death or disability, and the denominator of which is the total number of days in the Plan Year.” IN WITNESS WHEREOF, CenterPoint Energy, Inc. has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, on this 28th day of September 2026, but effective as specified above. CENTERPOINT ENERGY, INC. By: /s/ Jason Wells Jason Wells Chair of the Board, President, and Chief Executive Officer ATTEST: /s/ Vincent A. Mercaldi Vincent A. Mercaldi Assistant Corporate Secretary